                                                                    Exhibit 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement on Form S-4 of The Geon Company and M.A. Hanna Company our report dated January 22, 1999 (relating to the financial statements of O'Sullivan Corporation and Subsidiaries) included on page 5 of the Current Report on Form 8-K/A of The Geon Company (File No. 1-11804) dated September 20, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



                        /s/ Yount, Hyde & Barbour, P.C.




Winchester, Virginia
July 25, 2000